UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/22/2014

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4694

DE	361004130
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 S. Wacker Dr., Chicago, IL 60606

(Address of principal executive offices, including zip code)

312-326-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 22, 2014.

(b) The following matters were voted upon at the Annual Meeting of Stockholders.

1. The election of the nominees for Directors was voted on by the Stockholders. The nominees, all of whom were elected, were Thomas J. Quinlan III, Susan M. Cameron, Richard L. Crandall, Susan M. Gianinno, Judith H. Hamilton, Jeffrey M. Katz, Richard K. Palmer, John C. Pope, Michael T. Riordan and Oliver R. Sockwell. The Inspectors of Election certified the following vote tabulations:

	FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
THOMAS J. QUINLAN III	161,487,517	1,248,347	580,804	21,030,010	0
SUSAN M. CAMERON	161,092,169	1,651,846	572,653	21,030,010	0
RICHARD L. CRANDALL	159,756,885	2,975,921	583,862	21,030,010	0
SUSAN M. GIANINNO	161,544,041	1,202,606	570,021	21,030,010	0
JUDITH H. HAMILTON	139,495,789	23,204,742	616,137	21,030,010	0
JEFFREY M. KATZ	161,546,695	1,183,903	586,070	21,030,010	0
RICHARD K. PALMER	161,649,540	1,089,646	577,482	21,030,010	0
JOHN C. POPE	157,291,448	5,408,833	616,387	21,030,010	0
MICHAEL T. RIORDAN	160,419,651	2,315,942	581,075	21,030,010	0
OLIVER R. SOCKWELL	158,359,268	4,374,428	582,966	21,030,010	6

2. The Stockholders voted to approve the advisory resolution on executive compensation. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
131,852,475	30,224,169	1,240,024	21,030,010	0

3. The Stockholders voted to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2014. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES	UNCAST
181,158,531	2,612,013	576,134	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 23, 2014	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President, General Counsel